News Release

Media Contact: Jennifer Garber
24-Hour: 800.559.3853
Analyst Contact: Abby Motsinger
Office: 704.382.7624
August 8, 2023
Duke Energy reports second-quarter 2023 financial results
▪Second-quarter 2023 reported loss per share of $(0.32) and adjusted EPS of $0.91
▪First-half results reflect record mild weather compared to normal and last year
▪On track to close Commercial Renewables sale by year-end
CHARLOTTE, N.C. – Duke Energy (NYSE: DUK) today announced second-quarter 2023 reported loss per share of $(0.32), prepared in accordance with Generally Accepted Accounting Principles (GAAP), and adjusted EPS of $0.91. This is compared to reported EPS of $1.14 and adjusted EPS of $1.09 for the second quarter of 2022.
Adjusted EPS excludes the impact of certain items that are included in reported EPS. The difference between the second-quarter 2023 reported and adjusted EPS includes an impairment on the sale of the Commercial Renewables business.
Lower second-quarter 2023 adjusted results were driven by unfavorable weather and volumes, along with higher interest expense and depreciation. These items were partially offset by growth from riders and other retail margin, lower O&M spending excluding storms, and favorable rate case impacts.
The company is reaffirming the adjusted 2023 EPS guidance range of $5.55 to $5.75, and long-term adjusted EPS growth rate of 5% to 7% through 2027 off the 2023 midpoint of $5.65. Management does not forecast reported GAAP EPS and related long-term growth rates.
“Challenging as the first half of this year has been due to record mild weather, our team responded with agile cost reduction efforts and a determined focus on our strategic priorities, including the sale of the Commercial Renewables business. The sale completes our transition to a fully regulated company, positioned in growing and constructive jurisdictions to deliver value for our customers, communities, and shareholders.” said Lynn Good, Duke Energy chair, president and chief executive officer.
“The fundamentals of our business are strong and we are on track to deliver long-term EPS growth of 5-7% through 2027 as we invest to serve growing demand for affordable and reliable clean energy.”

Duke Energy News Release    2

Business segment results
In addition to the following summary of second-quarter 2023 business segment performance, comprehensive tables with detailed EPS drivers for the second quarter compared to prior year are provided at the end of this news release.
The discussion below of second-quarter results includes both GAAP segment income and adjusted segment income, which is a non-GAAP financial measure. The tables at the end of this news release present a full reconciliation of GAAP reported results to adjusted results.
Electric Utilities and Infrastructure
On a reported basis, Electric Utilities and Infrastructure recognized second-quarter 2023 segment income of $850 million, compared to reported segment income of $974 million in the second quarter of 2022. In addition to the drivers outlined below, second-quarter 2022 results include impacts related to the 2022 Indiana Supreme Court ruling on coal ash, which was treated as a special item and excluded from adjusted earnings.
On an adjusted basis, Electric Utilities and Infrastructure recognized second-quarter 2023 segment income of $850 million, compared to adjusted segment income of $958 million in the second quarter of 2022. On an adjusted basis, this represents a decrease of $0.14 per share. Lower quarterly results were primarily due to unfavorable weather and volumes, along with higher interest expense and depreciation, partially offset by growth from riders and other retail margin, lower O&M spending excluding storms, and favorable rate case impacts.
Gas Utilities and Infrastructure
On a reported and adjusted basis, Gas Utilities and Infrastructure recognized second-quarter 2023 segment income of $25 million, compared to reported and adjusted segment income of $19 million in the second quarter of 2022. On an adjusted basis, this represents an increase of $0.01 per share. Higher quarterly results were primarily driven by growth from riders and other retail margin.
Other
Other primarily includes interest expense on holding company debt, other unallocated corporate costs and results from Duke Energy’s captive insurance company.
On a reported and adjusted basis, Other recognized a second-quarter 2023 segment loss of $161 million, compared to reported and adjusted segment loss of $126 million in the second quarter of 2022. On an adjusted basis, this represents a decrease of $0.05 per share. Lower quarterly results were primarily due to higher interest expense, partially offset by higher returns on investments.

Duke Energy News Release    3

Discontinued Operations
Discontinued operations primarily includes the impairments recorded for the sale of the Commercial Renewables business along with the operating results from Duke Energy's Commercial Renewables business. In November 2022, the company announced it had initiated a sale process of the Commercial Renewables business, which is expected to close in the second half of 2023.
For the second quarter of 2023, Duke Energy's GAAP reported Loss from Discontinued Operations, net of tax, includes an impairment loss on the sale of the Commercial Renewables business and other transaction costs of approximately $1 billion.
Effective tax rate
Duke Energy's consolidated reported effective tax rate for the second quarter of 2023 was 13.7% compared to 11.3% in the second quarter of 2022. The increase in the effective tax rate was primarily due to a decrease in the amortization of excess deferred taxes.
The effective tax rate including noncontrolling interests and preferred dividends and excluding special items for the second quarter of 2023 was 13.8% compared to 13.2% in the second quarter of 2022. The increase was primarily due to a decrease in the amortization of excess deferred taxes.
The tables at the end of this news release present a reconciliation of the reported effective tax rate to the effective tax rate including noncontrolling interests and preferred dividends and excluding special items.
Earnings conference call for analysts
An earnings conference call for analysts is scheduled at 10 a.m. ET today to discuss second-quarter 2023 financial results and other business and financial updates. The conference call will be hosted by Lynn Good, chair, president and chief executive officer, and Brian Savoy, executive vice president and chief financial officer.
The call can be accessed via the investors section (duke-energy.com/investors) of Duke Energy’s website or by dialing 844.200.6205 in the U.S. or 929.526.1599 outside the U.S. The confirmation code is 616981. Please call in 10 to 15 minutes prior to the scheduled start time.
A recording of the webcast with transcript will be available on the investors' section of the company’s website by August 9.

Duke Energy News Release    4

Special Items and Non-GAAP Reconciliation
The following table presents a reconciliation of GAAP reported (loss) earnings per share to adjusted earnings per share for second-quarter 2023 and 2022 financial results:

(In millions, except per share amounts)	After-Tax Amount	2Q 2023 EPS	2Q 2022 EPS
(Loss) Earnings Per Share, as reported		$(0.32)	$1.14
Adjustments to reported EPS:
Second Quarter 2023
Discontinued operations	$948	$1.23
Second Quarter 2022
Regulatory matters	$(16)		$(0.02)
Discontinued operations	(26)		(0.03)
Total adjustments		$1.23	$(0.05)
EPS, adjusted		$0.91	$1.09

Non-GAAP financial measures
Management evaluates financial performance in part based on non-GAAP financial measures, including adjusted earnings, adjusted EPS and effective tax rate including noncontrolling interests and preferred dividends and excluding special items. Adjusted earnings and adjusted EPS represent income (loss) from continuing operations available to Duke Energy Corporation common stockholders in dollar and per share amounts, adjusted for the dollar and per share impact of special items. The effective tax rate including noncontrolling interests and preferred dividends and excluding special items is calculated using pretax earnings and income tax expense, both as adjusted for the impact of noncontrolling interests, preferred dividends and special items. As discussed below, special items include certain charges and credits, which management believes are not indicative of Duke Energy's ongoing performance.
Management uses these non-GAAP financial measures for planning and forecasting, and for reporting financial results to the Board of Directors, employees, stockholders, analysts and investors. The most directly comparable GAAP measures for adjusted earnings, adjusted EPS and effective tax rate including noncontrolling interests and preferred dividends and excluding special items are Net Income (Loss) Available to Duke Energy Corporation common stockholders (GAAP reported earnings (loss)), Basic earnings (loss) per share Available to Duke Energy Corporation common stockholders (GAAP reported earnings (loss) per share), and the reported effective tax rate, respectively.
Special items included in the periods presented include the following items, which management believes do not reflect ongoing costs:
•Regulatory matters represents the net impact of charges related to the 2022 Indiana Supreme Court ruling on coal ash.

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Due to the forward-looking nature of any forecasted adjusted earnings guidance, information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items for future periods (such as legal settlements, the impact of regulatory orders or asset impairments).
Management evaluates segment performance based on segment income and other net loss. Segment income and other net loss is defined as income (loss) from continuing operations net of income attributable to noncontrolling interests and preferred stock dividends. Segment income and other net loss includes intercompany revenues and expenses that are eliminated in the Condensed Consolidated Financial Statements. Management also uses adjusted segment income and adjusted other net loss as a measure of historical and anticipated future segment performance. Adjusted segment income and adjusted other net loss is a non-GAAP financial measure, as it is based upon segment income and other net loss adjusted for special items, which are discussed above. Management believes the presentation of adjusted segment income and adjusted other net loss provides useful information to investors, as it provides them with an additional relevant comparison of a segment’s performance across periods. The most directly comparable GAAP measure for adjusted segment income or adjusted other net loss is segment income and other net loss.
Due to the forward-looking nature of any forecasted adjusted segment income or adjusted other net loss and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast all special items, as discussed above.
Duke Energy’s adjusted earnings, adjusted EPS and adjusted segment income and adjusted other net loss may not be comparable to similarly titled measures of another company because other companies may not calculate the measures in the same manner.

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Duke Energy
Duke Energy (NYSE: DUK), a Fortune 150 company headquartered in Charlotte, N.C., is one of America’s largest energy holding companies. Its electric utilities serve 8.2 million customers in North Carolina, South Carolina, Florida, Indiana, Ohio and Kentucky, and collectively own 50,000 megawatts of energy capacity. Its natural gas unit serves 1.6 million customers in North Carolina, South Carolina, Tennessee, Ohio and Kentucky. The company employs 27,600 people.
Duke Energy is executing an aggressive clean energy transition to achieve its goals of net-zero methane emissions from its natural gas business by 2030 and net-zero carbon emissions from electricity generation by 2050. The company has interim carbon emission targets of at least 50% reduction from electric generation by 2030, 50% for Scope 2 and certain Scope 3 upstream and downstream emissions by 2035, and 80% from electric generation by 2040. In addition, the company is investing in major electric grid enhancements and energy storage, and exploring zero-emission power generation technologies such as hydrogen and advanced nuclear.
Duke Energy was named to Fortune’s 2023 “World’s Most Admired Companies” list and Forbes’ “World’s Best Employers” list. More information is available at duke-energy.com. The Duke Energy News Center contains news releases, fact sheets, photos and videos. Duke Energy’s illumination features stories about people, innovations, community topics and environmental issues. Follow Duke Energy on Twitter, LinkedIn, Instagram and Facebook.
Forward-Looking Information
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to:
◦The ability to implement our business strategy, including our carbon emission reduction goals;
◦State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, including those related to climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices;
◦The extent and timing of costs and liabilities to comply with federal and state laws, regulations and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate;
◦The ability to recover eligible costs, including amounts associated with coal ash impoundment retirement obligations, asset retirement and construction costs related to carbon emissions reductions, and costs related to significant weather events, and to earn an adequate return on investment through rate case proceedings and the regulatory process;
◦The costs of decommissioning nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process;
◦The impact of extraordinary external events, such as the pandemic health event resulting from COVID-19, and their collateral consequences, including the disruption of global supply chains or the economic activity in our service territories;
◦Costs and effects of legal and administrative proceedings, settlements, investigations and claims;

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◦Industrial, commercial and residential growth or decline in service territories or customer bases resulting from sustained downturns of the economy, reduced customer usage due to cost pressures from inflation or fuel costs, and the economic health of our service territories or variations in customer usage patterns, including energy efficiency efforts, natural gas building and appliance electrification, and use of alternative energy sources, such as self-generation and distributed generation technologies;
◦Federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures, natural gas electrification, and distributed generation technologies, such as private solar and battery storage, in Duke Energy service territories could result in a reduced number of customers, excess generation resources as well as stranded costs;
◦Advancements in technology;
◦Additional competition in electric and natural gas markets and continued industry consolidation;
◦The influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes, including extreme weather associated with climate change;
◦Changing investor, customer and other stakeholder expectations and demands including heightened emphasis on environmental, social and governance concerns and costs related thereto;
◦The ability to successfully operate electric generating facilities and deliver electricity to customers including direct or indirect effects to the company resulting from an incident that affects the United States electric grid or generating resources;
◦Operational interruptions to our natural gas distribution and transmission activities;
◦The availability of adequate interstate pipeline transportation capacity and natural gas supply;
◦The impact on facilities and business from a terrorist or other attack, war, vandalism, cybersecurity threats, data security breaches, operational events, information technology failures or other catastrophic events, such as fires, explosions, pandemic health events or other similar occurrences;
◦The inherent risks associated with the operation of nuclear facilities, including environmental, health, safety, regulatory and financial risks, including the financial stability of third-party service providers;
◦The timing and extent of changes in commodity prices and interest rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets;
◦The results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations, compliance with debt covenants and conditions, an individual utility’s generation mix, and general market and economic conditions;
◦Credit ratings of the Duke Energy Registrants may be different from what is expected;
◦Declines in the market prices of equity and fixed-income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans and nuclear decommissioning trust funds;
◦Construction and development risks associated with the completion of the Duke Energy Registrants’ capital investment projects, including risks related to financing, timing and receipt of necessary regulatory approvals, obtaining and complying with terms of permits, meeting construction budgets and schedules and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner, or at all;
◦Changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants;
◦The ability to control operation and maintenance costs;
◦The level of creditworthiness of counterparties to transactions;
◦The ability to obtain adequate insurance at acceptable costs;
◦Employee workforce factors, including the potential inability to attract and retain key personnel;
◦The ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent);
◦The performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities, as well as the successful sale of the Commercial Renewables Disposal Groups;

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◦The effect of accounting and reporting pronouncements issued periodically by accounting standard-setting bodies and the SEC;
◦The impact of United States tax legislation to our financial condition, results of operations or cash flows and our credit ratings;
◦The impacts from potential impairments of goodwill or equity method investment carrying values;
◦Asset or business acquisitions and dispositions may not yield the anticipated benefits; and
◦The actions of activist shareholders could disrupt our operations, impact our ability to execute on our business strategy, or cause fluctuations in the trading price of our common stock.
Additional risks and uncertainties are identified and discussed in the Duke Energy Registrants' reports filed with the SEC and available at the SEC's website at sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and the Duke Energy Registrants expressly disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended June 30, 2023
(Dollars in millions, except per share amounts)

	Reported Earnings	Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$850	$—		$—	$850
Gas Utilities and Infrastructure	25	—		—	25
Total Reportable Segment Income	875	—		—	875
Other	(161)	—		—	(161)
Discontinued Operations	(948)	948	A	948	—
Net (Loss) Income Available to Duke Energy Corporation Common Stockholders	$(234)	$948		$948	$714
(LOSS) EARNINGS PER SHARE AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$(0.32)	$1.23		$1.23	$0.91
Note: (Loss) Earnings Per Share amounts are adjusted for accumulated dividends for Series B Preferred Stock of $(0.02).
A – Recorded in Loss from Discontinued Operations, net of tax, and Net Loss Attributable to Noncontrolling Interests on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) – 771 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Six Months Ended June 30, 2023
(Dollars in millions, except per share amounts)

	Reported Earnings	Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$1,641	$—		$—	$1,641
Gas Utilities and Infrastructure	312	—		—	312
Total Reportable Segment Income	1,953	—		—	1,953
Other	(329)	—		—	(329)
Discontinued Operations	(1,093)	1,093	A	1,093	—
Net Income Available to Duke Energy Corporation Common Stockholders	$531	$1,093		$1,093	$1,624
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$0.69	$1.41		$1.41	$2.10
A – Recorded in Loss from Discontinued Operations, net of tax, and Net Loss Attributable to Noncontrolling Interests on the Condensed Consolidated Statements of Operations.
Weighted Average Shares (reported and adjusted) – 770 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended June 30, 2022
(Dollars in millions, except per share amounts)

		Special Item
	Reported Earnings	Regulatory Matters		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$974	$(16)	A	$—		$(16)	$958
Gas Utilities and Infrastructure	19			—		—	19
Total Reportable Segment Income	993	(16)		—		(16)	977
Other	(126)	—		—		—	(126)
Intercompany Eliminations	(1)	—		$1		1	—
Discontinued Operations	27	—		$(27)	B	(27)	—
Net Income Available to Duke Energy Corporation Common Stockholders	$893	$(16)		$(26)		$(42)	$851
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$1.14	$(0.02)		$(0.03)		$(0.05)	$1.09
Note: Earnings Per Share amounts are adjusted for accumulated dividends for Series B Preferred Stock of $(0.02).
A – Net of $2 million recorded within Noncontrolling Interests. $18 million tax benefit related to the Duke Energy Indiana Supreme Court ruling on the Condensed Consolidated Statements of Operations.
B – Recorded in Loss from Discontinued Operations, net of tax, and Net Loss Attributable to Noncontrolling Interests on the Condensed Consolidated Statements of Operations.
Weighted Average Shares (reported and adjusted) – 770 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Six Months Ended June 30, 2022
(Dollars in millions, except per share amounts)

		Special Item
	Reported Earnings	Regulatory Matters		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$1,697	$157	A	$—		$157	$1,854
Gas Utilities and Infrastructure	273	—		—		—	273
Total Reportable Segment Income	1,970	157		—		157	2,127
Other	(297)	—		—		—	(297)
Intercompany Eliminations	(1)	—		1		1	—
Discontinued Operations	39	—		(39)	B	(39)	—
Net Income Available to Duke Energy Corporation Common Stockholders	$1,711	$157		$(38)		$119	$1,830
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$2.22	$0.21		$(0.05)		$0.16	$2.38

A – Net of $80 million tax benefit. $211 million recorded within Impairment of assets and other charges, $46 million within Regulated electric (Operating revenues) and $20 million within Noncontrolling Interests related to the Duke Energy Indiana Supreme Court ruling on the Condensed Consolidated Statements of Operations.
B – Recorded in Loss from Discontinued Operations, net of tax, and Net Loss Attributable to Noncontrolling Interests on the Condensed Consolidated Statements of Operations.
Weighted Average Shares (reported and adjusted) – 770 million

DUKE ENERGY CORPORATION
EFFECTIVE TAX RECONCILIATION
June 2023
(Dollars in millions)

	Three Months Ended June 30, 2023		Six Months Ended June 30, 2023
	Balance	Effective Tax Rate	Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$870		$1,995
Noncontrolling Interests	(28)		(53)
Preferred Dividends	(14)		(53)
Pretax Income Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$828		$1,889

Reported Income Tax Expense From Continuing Operations	$119	13.7%	$274	13.7%
Noncontrolling Interest Portion of Income Taxes(a)	(5)		(9)
Tax Expense Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$114	13.8%	$265	14.0%

	Three Months Ended June 30, 2022		Six Months Ended June 30, 2022
	Balance	Effective Tax Rate	Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$1,012		$1,872
Regulatory Matters	—		257
Noncontrolling Interests	(18)		(32)
Preferred Dividends	(14)		(53)
Pretax Income Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$980		$2,044

Reported Income Tax Expense From Continuing Operations	$114	11.3%	$139	7.4%
Regulatory Matters	18		80
Noncontrolling Interest Portion of Income Taxes(a)	(3)		(5)
Tax Expense Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$129	13.2%	$214	10.5%
(a)    Income tax related to non-pass-through entities for tax purposes.

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
June 2023 QTD vs. Prior Year

(Dollars per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Discontinued Operations	Consolidated
2022 QTD Reported Earnings Per Share	$1.27	$0.02	$(0.18)	$0.03	$1.14
Regulatory Matters	(0.02)	—	—	—	(0.02)
Discontinued Operations	—	—	—	(0.03)	(0.03)
2022 QTD Adjusted Earnings Per Share	$1.25	$0.02	$(0.18)	$—	$1.09
Weather	(0.16)	—	—	—	(0.16)
Volume	(0.05)	—	—	—	(0.05)
Riders and Other Retail Margin(a)	0.10	0.02	—	—	0.12
Rate case impacts, net(b)	0.05	—	—	—	0.05
Wholesale	(0.01)	—	—	—	(0.01)
Operations and maintenance, net of recoverables(c)	0.07	—	—	—	0.07
Interest Expense(d)	(0.08)	(0.01)	(0.08)	—	(0.17)
AFUDC Equity	(0.01)	—	—	—	(0.01)
Depreciation and amortization(d)	(0.05)	—	—	—	(0.05)
Other(e)	—	—	0.03	—	0.03
Total variance	$(0.14)	$0.01	$(0.05)	$—	$(0.18)
2023 QTD Adjusted Earnings Per Share	$1.11	$0.03	$(0.23)	$—	$0.91
Discontinued Operations	—	—	—	(1.23)	(1.23)
2023 QTD Reported Earnings (Loss) Per Share	$1.11	$0.03	$(0.23)	$(1.23)	$(0.32)

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers. Weighted average shares outstanding increased from 770 million shares to 771 million.

(a)    Electric Utilities and Infrastructure includes riders and transmission revenues (+$0.04) and favorable fuel and purchased power (+$0.02).
(b)    Electric Utilities and Infrastructure includes impacts from the Duke Energy Florida (DEF) multiyear rate plan (+$0.03), DOE nuclear fuel storage funding at DEF (+$0.01) and Duke Energy Progress (DEP) SC rates, effective April 2023 and DEP NC interim rates, effective June 2023 (+$0.01). Per the 2021 Settlement, DEF is permitted to recognize into earnings a total of $173 million through the approved settlement period, while also remaining within the approved return on equity band.
(c)    Electric Utilities and Infrastructure is primarily due to lower employee-related expenses, partially offset by higher storm costs.
(d)    Electric Utilities and Infrastructure excludes rate case impacts.
(e)    Other includes higher returns on investments.

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
June 2023 YTD vs. Prior Year

(Dollars per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Discontinued Operations	Consolidated
2022 YTD Reported Earnings Per Share	$2.20	$0.35	$(0.38)	$0.05	$2.22
Regulatory Matters	0.21	—	—	—	0.21
Discontinued Operations	—	—	—	(0.05)	(0.05)
2022 YTD Adjusted Earnings Per Share	$2.41	$0.35	$(0.38)	$—	$2.38
Weather	(0.35)	—	—	—	(0.35)
Volume	(0.14)	—	—	—	(0.14)
Riders and Other Retail Margin(a)	0.17	0.06	—	—	0.23
Rate case impacts, net(b)	0.14	—	—	—	0.14
Wholesale(c)	(0.04)	—	—	—	(0.04)
Operations and maintenance, net of recoverables(d)	0.17	—	—	—	0.17
Interest Expense(e)	(0.14)	(0.02)	(0.15)	—	(0.31)
AFUDC Equity	(0.01)	—	—	—	(0.01)
Depreciation and amortization(e)	(0.06)	—	—	—	(0.06)
Other(f)	(0.02)	0.01	0.10	—	0.09
Total variance	$(0.28)	$0.05	$(0.05)	$—	$(0.28)
2023 YTD Adjusted Earnings Per Share	$2.13	$0.40	$(0.43)	$—	$2.10
Discontinued Operations	—	—	—	(1.41)	(1.41)
2023 YTD Reported Earnings Per Share	$2.13	$0.40	$(0.43)	$(1.41)	$0.69

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers. Weighted average shares outstanding is 770 million shares in 2022 and 2023.

(a)    Electric Utilities and Infrastructure includes riders and transmission revenues (+$0.06) and favorable fuel and purchased power (+$0.05).
(b)    Electric Utilities and Infrastructure includes impacts from the DEF multiyear rate plan (+$0.07), DOE nuclear fuel storage funding at DEF (+$0.06) and DEP SC rates, effective April 2023 and DEP NC interim rates, effective June 2023 (+$0.01). Per the 2021 Settlement, DEF is permitted to recognize into earnings a total of $173 million through the approved settlement period, while also remaining within the approved return on equity band.
(c)    Primarily due to lower capacity volumes.
(d)    Electric Utilities and Infrastructure is primarily due to higher storm costs in the prior year and lower employee-related expenses in the current year.
(e)    Electric Utilities and Infrastructure excludes rate case impacts.
(f)    Electric Utilities and Infrastructure includes the impact of GIC minority interest sale. Other includes higher returns on investments.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Operating Revenues
Regulated electric	$6,176	$6,075	$12,500	$12,008
Regulated natural gas	331	425	1,213	1,427
Nonregulated electric and other	71	64	141	140
Total operating revenues	6,578	6,564	13,854	13,575
Operating Expenses
Fuel used in electric generation and purchased power	2,039	1,972	4,416	3,789
Cost of natural gas	79	189	377	670
Operation, maintenance and other	1,375	1,367	2,685	2,915
Depreciation and amortization	1,333	1,237	2,560	2,494
Property and other taxes	353	368	742	750
Impairment of assets and other charges	—	(9)	8	206
Total operating expenses	5,179	5,124	10,788	10,824
Gains on Sales of Other Assets and Other, net	31	8	38	11
Operating Income	1,430	1,448	3,104	2,762
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	20	38	40	64
Other income and expenses, net	147	114	298	203
Total other income and expenses	167	152	338	267
Interest Expense	727	588	1,447	1,157
Income From Continuing Operations Before Income Taxes	870	1,012	1,995	1,872
Income Tax Expense From Continuing Operations	119	114	274	139
Income From Continuing Operations	751	898	1,721	1,733
Loss From Discontinued Operations, net of tax	(955)	(18)	(1,164)	(33)
Net (Loss) Income	(204)	880	557	1,700
Add: Net (Income) Loss Attributable to Noncontrolling Interests	(16)	27	27	64
Net (Loss) Income Attributable to Duke Energy Corporation	(220)	907	584	1,764
Less: Preferred Dividends	14	14	53	53
Net (Loss) Income Available to Duke Energy Corporation Common Stockholders	$(234)	$893	$531	$1,711

Earnings Per Share – Basic and Diluted
Income from continuing operations available to Duke Energy Corporation common stockholders
Basic and Diluted	$0.91	$1.11	$2.10	$2.17
(Loss) Income from discontinued operations attributable to Duke Energy Corporation common stockholders
Basic and Diluted	$(1.23)	$0.03	$(1.41)	$0.05
Net (loss) income available to Duke Energy Corporation common stockholders
Basic and Diluted	$(0.32)	$1.14	$0.69	$2.22
Weighted average shares outstanding
Basic and Diluted	771	770	770	770

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions)	June 30, 2023	December 31, 2022
ASSETS
Current Assets
Cash and cash equivalents	$377	$409
Receivables (net of allowance for doubtful accounts of $47 at 2023 and $40 at 2022)	1,016	1,309
Receivables of VIEs (net of allowance for doubtful accounts of $152 at 2023 and $176 at 2022)	2,812	3,106
Inventory	4,100	3,584
Regulatory assets (includes $107 at 2023 and $106 at 2022 related to VIEs)	3,760	3,485
Assets held for sale	390	356
Other (includes $73 at 2023 and $116 at 2022 related to VIEs)	633	973
Total current assets	13,088	13,222
Property, Plant and Equipment
Cost	168,506	163,839
Accumulated depreciation and amortization	(54,030)	(52,100)
Facilities to be retired, net	4	9
Net property, plant and equipment	114,480	111,748
Other Noncurrent Assets
Goodwill	19,303	19,303
Regulatory assets (includes $1,667 at 2023 and $1,715 at 2022 related to VIEs)	14,147	14,645
Nuclear decommissioning trust funds	9,565	8,637
Operating lease right-of-use assets, net	1,009	1,042
Investments in equity method unconsolidated affiliates	479	455
Assets held for sale	4,561	$5,634
Other (includes $45 at 2023 and $52 at 2022 related to VIEs)	3,444	3,400
Total other noncurrent assets	52,508	53,116
Total Assets	$180,076	$178,086
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$3,225	$4,754
Notes payable and commercial paper	3,455	3,952
Taxes accrued	708	722
Interest accrued	714	626
Current maturities of long-term debt (includes $426 at 2023 and $350 at 2022 related to VIEs)	4,609	3,878
Asset retirement obligations	692	773
Regulatory liabilities	1,303	1,466
Liabilities associated with assets held for sale	575	535
Other	2,094	2,167
Total current liabilities	17,375	18,873
Long-Term Debt (includes $3,051 at 2023 and $3,108 at 2022 related to VIEs)	69,914	65,873
Other Noncurrent Liabilities
Deferred income taxes	10,210	9,964
Asset retirement obligations	11,991	11,955
Regulatory liabilities	13,944	13,582
Operating lease liabilities	841	876
Accrued pension and other post-retirement benefit costs	808	832
Investment tax credits	849	849
Liabilities associated with assets held for sale	1,720	$1,927
Other	1,353	1,502
Total other noncurrent liabilities	41,716	41,487
Commitments and Contingencies
Equity
Preferred stock, Series A, $0.001 par value, 40 million depositary shares authorized and outstanding at 2023 and 2022	973	973
Preferred stock, Series B, $0.001 par value, 1 million shares authorized and outstanding at 2023 and 2022	989	989
Common stock, $0.001 par value, 2 billion shares authorized; 771 million and 770 million shares outstanding at 2023 and 2022	1	1
Additional paid-in capital	44,866	44,862
Retained earnings	1,615	2,637
Accumulated other comprehensive loss	(111)	(140)
Total Duke Energy Corporation stockholders' equity	48,333	49,322
Noncontrolling interests	2,738	2,531
Total equity	51,071	51,853
Total Liabilities and Equity	$180,076	$178,086

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$557	$1,700
Adjustments to reconcile net income to net cash provided by operating activities	3,228	2,335
Net cash provided by operating activities	3,785	4,035

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(6,508)	(5,492)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	2,687	1,576

Net (decrease) increase in cash, cash equivalents and restricted cash	(36)	119
Cash, cash equivalents and restricted cash at beginning of period	603	520
Cash, cash equivalents and restricted cash at end of period	$567	$639

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30, 2023
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$6,192	$—	$—	$(16)	$6,176
Regulated natural gas	—	353	—	(22)	331
Nonregulated electric and other	58	6	34	(27)	71
Total operating revenues	6,250	359	34	(65)	6,578
Operating Expenses
Fuel used in electric generation and purchased power	2,058	—	—	(19)	2,039
Cost of natural gas	—	79	—	—	79
Operation, maintenance and other	1,341	110	(33)	(43)	1,375
Depreciation and amortization	1,188	84	67	(6)	1,333
Property and other taxes	337	30	(14)	—	353
Impairment of assets and other charges	5	(5)	—	—	—
Total operating expenses	4,929	298	20	(68)	5,179
Gains (Losses) on Sales of Other Assets and Other, net	27	(1)	5	—	31
Operating Income	1,348	60	19	3	1,430
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	2	6	12	—	20
Other income and expenses, net	125	18	47	(43)	147
Total Other Income and Expenses	127	24	59	(43)	167
Interest Expense	444	52	271	(40)	727
Income (Loss) from Continuing Operations before Income Taxes	1,031	32	(193)	—	870
Income Tax Expense (Benefit) from Continuing Operations	158	7	(46)	—	119
Income (Loss) from Continuing Operations	873	25	(147)	—	751
Less: Net Income Attributable to Noncontrolling Interest	23	—	—	—	23
Net Income (Loss) Attributable to Duke Energy Corporation	850	25	(147)	—	728
Less: Preferred Dividends	—	—	14	—	14
Segment Income / Other Net Loss	$850	$25	$(161)	$—	$714
Discontinued Operations					(948)
Net Loss Available to Duke Energy Corporation Common Stockholders					$(234)

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended June 30, 2023
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$12,532	$—	$—	$(32)	$12,500
Regulated natural gas	—	1,258	—	(45)	1,213
Nonregulated electric and other	116	12	65	(52)	141
Total operating revenues	12,648	1,270	65	(129)	13,854
Operating Expenses
Fuel used in electric generation and purchased power	4,454	—	—	(38)	4,416
Cost of natural gas	—	377	—	—	377
Operation, maintenance and other	2,610	229	(68)	(86)	2,685
Depreciation and amortization	2,284	169	121	(14)	2,560
Property and other taxes	685	61	(4)	—	742
Impairment of assets and other charges	12	(4)	—	—	8
Total operating expenses	10,045	832	49	(138)	10,788
Gains (Losses) on Sales of Other Assets and Other, net	28	(1)	11	—	38
Operating Income	2,631	437	27	9	3,104
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	3	12	25	—	40
Other income and expenses, net	254	35	96	(87)	298
Total Other Income and Expenses	257	47	121	(87)	338
Interest Expense	896	102	527	(78)	1,447
Income (Loss) from Continuing Operations before Income Taxes	1,992	382	(379)	—	1,995
Income Tax Expense (Benefit) from Continuing Operations	307	70	(103)	—	274
Income (Loss) from Continuing Operations	1,685	312	(276)	—	1,721
Less: Net Income Attributable to Noncontrolling Interest	44	—	—	—	44
Net Income (Loss) Attributable to Duke Energy Corporation	1,641	312	(276)	—	1,677
Less: Preferred Dividends	—	—	53	—	53
Segment Income/Other Net Loss	$1,641	$312	$(329)	$—	$1,624
Discontinued Operations					(1,093)
Net Income Available to Duke Energy Corporation Common Stockholders					$531

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30, 2022
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$6,082	$—	$1	$(8)	$6,075
Regulated natural gas	—	448	—	(23)	425
Nonregulated electric and other	53	5	30	(24)	64
Total operating revenues	6,135	453	31	(55)	6,564
Operating Expenses
Fuel used in electric generation and purchased power	1,991	—	—	(19)	1,972
Cost of natural gas	—	189	—	—	189
Operation, maintenance and other	1,328	113	(45)	(29)	1,367
Depreciation and amortization	1,110	82	53	(8)	1,237
Property and other taxes	331	33	4	—	368
Impairment of assets and other charges	(8)	—	—	(1)	(9)
Total operating expenses	4,752	417	12	(57)	5,124
Gains on Sales of Other Assets and Other, net	3	4	—	1	8
Operating Income	1,386	40	19	3	1,448
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	2	4	32	—	38
Other income and expenses, net	151	15	(38)	(14)	114
Total Other Income and Expenses	153	19	(6)	(14)	152
Interest Expense	391	42	166	(11)	588
Income (Loss) from Continuing Operations before Income Taxes	1,148	17	(153)	—	1,012
Income Tax Expense (Benefit) from Continuing Operations	158	(2)	(42)	—	114
Income (Loss) from Continuing Operations	990	19	(111)	—	898
Less: Net Income Attributable to Noncontrolling Interest	16	—	1	1	18
Net Income (Loss) Attributable to Duke Energy Corporation	974	19	(112)	(1)	880
Less: Preferred Dividends	—	—	14	—	14
Segment Income/Other Net Loss/Net Income Available to Duke Energy Corporation Common Stockholders	$974	$19	$(126)	$(1)	$866
Discontinued Operations					27
Net Income Available to Duke Energy Corporation Common Stockholders					$893

Segment Income/Other Net Loss	$974	$19	$(126)	$(1)	$866
Special Items	(16)	—	—	1	(15)
Adjusted Earnings(a)	$958	$19	$(126)	$—	$851
(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income/Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended June 30, 2022
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$12,022	$—	$1	$(15)	$12,008
Regulated natural gas	—	1,473	—	(46)	1,427
Nonregulated electric and other	115	12	60	(47)	140
Total operating revenues	12,137	1,485	61	(108)	13,575
Operating Expenses
Fuel used in electric generation and purchased power	3,828	—	—	(39)	3,789
Cost of natural gas	—	670	—	—	670
Operation, maintenance and other	2,754	295	(72)	(62)	2,915
Depreciation and amortization	2,241	161	106	(14)	2,494
Property and other taxes	668	74	8	—	750
Impairment of assets and other charges	206	—	—	—	206
Total operating expenses	9,697	1,200	42	(115)	10,824
Gains on Sales of Other Assets and Other, net	5	4	1	1	11
Operating Income	2,445	289	20	8	2,762
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	4	8	52	—	64
Other income and expenses, net	263	28	(63)	(25)	203
Total Other Income and Expenses	267	36	(11)	(25)	267
Interest Expense	767	82	324	(16)	1,157
Income (Loss) From Continuing Operations Before Income Taxes	1,945	243	(315)	(1)	1,872
Income Tax Expense (Benefit) from Continuing Operations	241	(30)	(72)	—	139
Income (Loss) from Continuing Operations	1,704	273	(243)	(1)	1,733
Less: Net Income Attributable to Noncontrolling Interest	7	—	1	—	8
Net Income (Loss) Attributable to Duke Energy Corporation	1,697	273	(244)	(1)	1,725
Less: Preferred Dividends	—	—	53	—	53
Segment Income/Other Net Loss	$1,697	$273	$(297)	$(1)	$1,672
Discontinued Operations					39
Net Income Available to Duke Energy Corporation Common Stockholders					$1,711

Segment Income/Other Net Loss	$1,697	$273	$(297)	$(1)	$1,672
Special Items	157	—	—	1	158
Adjusted Earnings(a)	$1,854	$273	$(297)	$—	$1,830
(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income/Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	June 30, 2023
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other(a)	Eliminations/ Adjustments	Duke Energy
Current Assets
Cash and cash equivalents	$93	$3	$281	$—	$377
Receivables, net	859	146	11	—	1,016
Receivables of variable interest entities, net	2,812	—	—	—	2,812
Receivables from affiliated companies	111	135	1,270	(1,516)	—
Notes receivable from affiliated companies	44	56	1,682	(1,782)	—
Inventory	3,976	87	37	—	4,100
Regulatory assets	3,531	127	102	—	3,760
Assets held for sale	—	—	390	—	390
Other	318	80	282	(47)	633
Total current assets	11,744	634	4,055	(3,345)	13,088
Property, Plant and Equipment
Cost	150,033	15,833	2,729	(89)	168,506
Accumulated depreciation and amortization	(49,241)	(3,245)	(1,544)	—	(54,030)
Facilities to be retired, net	—	4	—	—	4
Net property, plant and equipment	100,792	12,592	1,185	(89)	114,480
Other Noncurrent Assets
Goodwill	17,379	1,924	—	—	19,303
Regulatory assets	12,844	817	485	1	14,147
Nuclear decommissioning trust funds	9,565	—	—	—	9,565
Operating lease right-of-use assets, net	716	3	290	—	1,009
Investments in equity method unconsolidated affiliates	97	250	132	—	479
Investment in consolidated subsidiaries	610	4	69,668	(70,282)	—
Assets held for sale	—	—	4,561	—	4,561
Other	2,166	328	1,577	(627)	3,444
Total other noncurrent assets	43,377	3,326	76,713	(70,908)	52,508
Total Assets	155,913	16,552	81,953	(74,342)	180,076
Segment reclassifications, intercompany balances and other	(930)	(167)	(73,245)	74,342	—
Segment Assets	$154,983	$16,385	$8,708	$—	$180,076

(a)    Includes amounts in held for sale accounts related to the Commercial Renewables Disposal Groups.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	June 30, 2023
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other(a)	Eliminations/ Adjustments	Duke Energy
Current Liabilities
Accounts payable	$2,493	$228	$504	$—	$3,225
Accounts payable to affiliated companies	635	44	769	(1,448)	—
Notes payable to affiliated companies	1,632	138	49	(1,819)	—
Notes payable and commercial paper	—	—	3,455	—	3,455
Taxes accrued	879	38	(210)	1	708
Interest accrued	470	46	198	—	714
Current maturities of long-term debt	2,000	211	2,404	(6)	4,609
Asset retirement obligations	692	—	—	—	692
Regulatory liabilities	1,176	126	—	1	1,303
Liabilities associated with assets held for sale	—	—	575	—	575
Other	1,592	93	489	(80)	2,094
Total current liabilities	11,569	924	8,233	(3,351)	17,375
Long-Term Debt	43,759	4,443	21,795	(83)	69,914
Long-Term Debt Payable to Affiliated Companies	618	7	—	(625)	—
Other Noncurrent Liabilities
Deferred income taxes	11,925	1,271	(2,986)	—	10,210
Asset retirement obligations	11,906	85	—	—	11,991
Regulatory liabilities	12,625	1,279	40	—	13,944
Operating lease liabilities	637	11	193	—	841
Accrued pension and other post-retirement benefit costs	285	30	493	—	808
Investment tax credits	849	1	—	(1)	849
Liabilities associated with assets held for sale	—	—	1,720	—	1,720
Other	788	275	479	(189)	1,353
Total other noncurrent liabilities	39,015	2,952	(61)	(190)	41,716
Equity
Total Duke Energy Corporation stockholders' equity	59,989	8,217	50,220	(70,093)	48,333
Noncontrolling interests	963	9	1,766	—	2,738
Total equity	60,952	8,226	51,986	(70,093)	51,071
Total Liabilities and Equity	155,913	16,552	81,953	(74,342)	180,076
Segment reclassifications, intercompany balances and other	(930)	(167)	(73,245)	74,342	—
Segment Liabilities and Equity	$154,983	$16,385	$8,708	$—	$180,076

(a)    Includes amounts in held for sale accounts related to the Commercial Renewables Disposal Groups.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended June 30, 2023
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$1,828	$1,425	$1,782	$465	$780	$(30)	$6,250
Operating Expenses
Fuel used in electric generation and purchased power	510	489	687	164	248	(40)	2,058
Operation, maintenance and other	414	353	322	91	179	(18)	1,341
Depreciation and amortization	413	296	245	59	169	6	1,188
Property and other taxes	91	47	126	67	7	(1)	337
Impairment of assets and other charges	4	3	(2)	—	—	—	5
Total operating expenses	1,432	1,188	1,378	381	603	(53)	4,929
Gains on Sales of Other Assets and Other, net	26	1	—	—	—	—	27
Operating Income	422	238	404	84	177	23	1,348
Other Income and Expenses, net(b)	61	34	7	9	14	2	127
Interest Expense	172	104	87	31	52	(2)	444
Income Before Income Taxes	311	168	324	62	139	27	1,031
Income Tax Expense	35	24	65	8	24	2	158
Less: Net Income Attributable to Noncontrolling Interest(c)	—	—	—	—	—	23	23
Segment Income	$276	$144	$259	$54	$115	$2	$850
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes an equity component of allowance for funds used during construction of $24 million for Duke Energy Carolinas, $14 million for Duke Energy Progress, $3 million for Duke Energy Florida, $2 million for Duke Energy Ohio and $2 million for Duke Energy Indiana.
(c)    Includes a noncontrolling interest in Duke Energy Indiana.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Six Months Ended June 30, 2023
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$3,762	$2,958	$3,292	$939	$1,755	$(58)	$12,648
Operating Expenses
Fuel used in electric generation and purchased power	1,133	1,034	1,333	340	697	(83)	4,454
Operation, maintenance and other	847	700	533	182	362	(14)	2,610
Depreciation and amortization	779	611	435	123	327	9	2,284
Property and other taxes	186	95	246	133	25	—	685
Impairment of assets and other charges	6	7	(1)	—	—	—	12
Total operating expenses	2,951	2,447	2,546	778	1,411	(88)	10,045
Gains on Sales of Other Assets and Other, net	26	1	1	—	—	—	28
Operating Income	837	512	747	161	344	30	2,631
Other Income and Expenses, net(b)	120	65	38	15	28	(9)	257
Interest Expense	332	206	202	56	104	(4)	896
Income Before Income Taxes	625	371	583	120	268	25	1,992
Income Tax Expense	72	54	116	17	46	2	307
Net Income	553	317	467	103	222	23	1,685
Less: Net Income Attributable to Noncontrolling Interest(c)	—	—	—	—	—	44	44
Segment Income Attributable to Duke Energy Corporation	$553	$317	$467	$103	$222	$(21)	$1,641
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes an equity component of allowance for funds used during construction of $48 million for Duke Energy Carolinas, $27 million for Duke Energy Progress, $6 million for Duke Energy Florida, $2 million of Duke Energy Ohio and $3 million for Duke Energy Indiana.
(c)    Includes a noncontrolling interest in Duke Energy Indiana.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	June 30, 2023
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$20	$21	$37	$6	$11	$(2)	$93
Receivables, net	324	158	129	60	178	10	859
Receivables of variable interest entities, net	855	694	618	—	—	645	2,812
Receivables from affiliated companies	156	30	5	178	164	(422)	111
Notes receivable from affiliated companies	—	37	—	105	—	(98)	44
Inventory	1,403	1,164	653	163	593	—	3,976
Regulatory assets	1,483	888	1,039	26	97	(2)	3,531
Other	61	61	100	13	90	(7)	318
Total current assets	4,302	3,053	2,581	551	1,133	124	11,744
Property, Plant and Equipment
Cost	56,116	39,779	27,094	8,364	18,514	166	150,033
Accumulated depreciation and amortization	(19,328)	(14,598)	(6,794)	(2,281)	(6,254)	14	(49,241)
Facilities to be retired, net	—	—	—	—	—	—	—
Net property, plant and equipment	36,788	25,181	20,300	6,083	12,260	180	100,792
Other Noncurrent Assets
Goodwill	—	—	—	596	—	16,783	17,379
Regulatory assets	4,056	4,658	2,161	340	896	733	12,844
Nuclear decommissioning trust funds	5,332	3,828	405	—	—	—	9,565
Operating lease right-of-use assets, net	71	343	238	17	47	—	716
Investments in equity method unconsolidated affiliates	—	—	1	—	—	96	97
Investment in consolidated subsidiaries	55	13	3	331	1	207	610
Other	1,005	651	408	56	279	(233)	2,166
Total other noncurrent assets	10,519	9,493	3,216	1,340	1,223	17,586	43,377
Total Assets	51,609	37,727	26,097	7,974	14,616	17,890	155,913
Segment reclassifications, intercompany balances and other	(230)	(179)	(21)	(291)	165	(374)	(930)
Reportable Segment Assets	$51,379	$37,548	$26,076	$7,683	$14,781	$17,516	$154,983
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances, purchase accounting adjustments, restricted receivables related to Cinergy Receivables Company and Commercial Transmission and Duke Energy Indiana Holdco, LLC balances.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	June 30, 2023
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Liabilities
Accounts payable	$821	$506	$572	$297	$291	$6	$2,493
Accounts payable to affiliated companies	139	250	112	19	97	18	635
Notes payable to affiliated companies	578	—	829	75	209	(59)	1,632
Taxes accrued	278	122	262	154	80	(17)	879
Interest accrued	169	120	89	35	56	1	470
Current maturities of long-term debt	18	370	1,201	310	3	98	2,000
Asset retirement obligations	237	256	1	12	187	(1)	692
Regulatory liabilities	464	267	188	36	222	(1)	1,176
Other	598	440	335	64	179	(24)	1,592
Total current liabilities	3,302	2,331	3,589	1,002	1,324	21	11,569
Long-Term Debt	15,648	11,521	8,554	2,863	4,350	823	43,759
Long-Term Debt Payable to Affiliated Companies	300	150	—	18	150	—	618
Other Noncurrent Liabilities
Deferred income taxes	4,355	2,582	2,787	828	1,324	49	11,925
Asset retirement obligations	5,166	5,555	335	82	737	31	11,906
Regulatory liabilities	5,887	4,284	739	227	1,523	(35)	12,625
Operating lease liabilities	72	313	190	17	45	—	637
Accrued pension and other post-retirement benefit costs	36	155	105	69	124	(204)	285
Investment tax credits	298	128	233	3	186	1	849
Other	561	90	77	51	27	(18)	788
Total other noncurrent liabilities	16,375	13,107	4,466	1,277	3,966	(176)	39,015
Equity
Total Duke Energy Corporation stockholders equity	15,984	10,618	9,488	2,814	4,826	16,259	59,989
Noncontrolling interests(c)	—	—	—	—	—	963	963
Total equity	15,984	10,618	9,488	2,814	4,826	17,222	60,952
Total Liabilities and Equity	51,609	37,727	26,097	7,974	14,616	17,890	155,913
Segment reclassifications, intercompany balances and other	(230)	(179)	(21)	(291)	165	(374)	(930)
Reportable Segment Liabilities and Equity	$51,379	$37,548	$26,076	$7,683	$14,781	$17,516	$154,983
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances, purchase accounting adjustments and Commercial Transmission and Duke Energy Indiana Holdco, LLC balances.
(c)    Includes a noncontrolling interest in Duke Energy Indiana.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended June 30, 2023
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues	$124	$236	$—	$(1)	$359
Operating Expenses
Cost of natural gas	20	59	—	—	79
Operation, maintenance and other	29	81	1	(1)	110
Depreciation and amortization	26	59	—	(1)	84
Property and other taxes	17	14	—	(1)	30
Impairment of assets and other charges	—	(5)	—	—	(5)
Total operating expenses	92	208	1	(3)	298
Losses on Sales of Other Assets and Other, net	(1)	—	—	—	(1)
Operating Income (Loss)	31	28	(1)	2	60
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	—	—	6	—	6
Other income and expenses, net	5	13	—	—	18
Total other income and expenses	5	13	6	—	24
Interest Expense	13	39	—	—	52
Income Before Income Taxes	23	2	5	2	32
Income Tax Expense	5	—	1	1	7
Segment Income	$18	$2	$4	$1	$25
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Primarily earnings from investments in Sabal Trail and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Six Months Ended June 30, 2023
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues	$359	$911	$—	$—	$1,270
Operating Expenses
Cost of natural gas	112	265	—	—	377
Operation, maintenance and other	59	169	2	(1)	229
Depreciation and amortization	53	116	—	—	169
Property and other taxes	31	30	—	—	61
Impairment of assets and other charges	—	(4)	—	—	(4)
Total operating expenses	255	576	2	(1)	832
Losses on Sales of Other Assets and Other, net	(1)	—	—	—	(1)
Operating Income (Loss)	103	335	(2)	1	437
Other Income and Expenses, net
Equity in earnings of unconsolidated affiliates	—	—	12	—	12
Other income and expenses, net	8	28	—	(1)	35
Other Income and Expenses, net	8	28	12	(1)	47
Interest Expense	24	79	—	(1)	102
Income Before Income Taxes	87	284	10	1	382
Income Tax Expense	17	50	2	1	70
Segment Income	$70	$234	$8	$—	$312
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes earnings from investments in Sabal Trail and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	June 30, 2023
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$2	$—	$—	$1	$3
Receivables, net	29	117	—	—	146
Receivables from affiliated companies	59	88	79	(91)	135
Notes receivable from affiliated companies	59	—	—	(3)	56
Inventory	14	73	—	—	87
Regulatory assets	5	121	—	1	127
Other	21	56	6	(3)	80
Total current assets	189	455	85	(95)	634
Property, Plant and Equipment
Cost	4,398	11,342	93	—	15,833
Accumulated depreciation and amortization	(1,057)	(2,188)	—	—	(3,245)
Facilities to be retired, net	—	4	—	—	4
Net property, plant and equipment	3,341	9,158	93	—	12,592
Other Noncurrent Assets
Goodwill	324	49	—	1,551	1,924
Regulatory assets	327	401	—	89	817
Operating lease right-of-use assets, net	—	3	—	—	3
Investments in equity method unconsolidated affiliates	—	—	245	5	250
Investment in consolidated subsidiaries	—	—	—	4	4
Other	17	281	28	2	328
Total other noncurrent assets	668	734	273	1,651	3,326
Total Assets	4,198	10,347	451	1,556	16,552
Segment reclassifications, intercompany balances and other	(87)	(90)	(79)	89	(167)
Reportable Segment Assets	$4,111	$10,257	$372	$1,645	$16,385
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances and purchase accounting adjustments.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	June 30, 2023
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Liabilities
Accounts payable	$42	$180	$6	$—	$228
Accounts payable to affiliated companies	23	79	34	(92)	44
Notes payable to affiliated companies	37	104	—	(3)	138
Taxes accrued	16	27	(5)	—	38
Interest accrued	6	41	—	(1)	46
Current maturities of long-term debt	165	45	—	1	211
Regulatory liabilities	15	111	—	—	126
Other	3	67	22	1	93
Total current liabilities	307	654	57	(94)	924
Long-Term Debt	629	3,667	71	76	4,443
Long-Term Debt Payable to Affiliated Companies	7	—	—	—	7
Other Noncurrent Liabilities
Deferred income taxes	340	910	20	1	1,271
Asset retirement obligations	58	27	—	—	85
Regulatory liabilities	260	1,006	—	13	1,279
Operating lease liabilities	—	11	—	—	11
Accrued pension and other post-retirement benefit costs	23	6	—	1	30
Investment tax credits	—	1	—	—	1
Other	48	178	50	(1)	275
Total other noncurrent liabilities	729	2,139	70	14	2,952
Equity
Total Duke Energy Corporation stockholders' equity	2,526	3,887	244	1,560	8,217
Noncontrolling interests	—	—	9	—	9
Total equity	2,526	3,887	253	1,560	8,226
Total Liabilities and Equity	4,198	10,347	451	1,556	16,552
Segment reclassifications, intercompany balances and other	(87)	(90)	(79)	89	(167)
Reportable Segment Liabilities and Equity	$4,111	$10,257	$372	$1,645	$16,385
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances and purchase accounting adjustments.

Electric Utilities and Infrastructure
Quarterly Highlights
June 2023

	Three Months Ended June 30,				Six Months Ended June 30,
	2023	2022	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2023	2022	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
Gigawatt-hour (GWh) Sales(a)
Residential	18,483	19,594	(5.7%)	(1.9%)	40,351	42,623	(5.3%)	(2.7%)
General Service	18,378	18,449	(0.4%)	0.2%	36,143	36,502	(1.0%)	(1.4%)
Industrial	11,917	11,715	1.7%	(2.5%)	23,763	24,216	(1.9%)	(5.0%)
Other Energy Sales	137	143	(4.2%)	n/a	290	280	3.6%	n/a
Unbilled Sales	1,464	3,369	(56.5%)	n/a	(1,098)	3,262	(133.7%)	n/a
Total Retail Sales	50,379	53,270	(5.4%)	(1.3)%	99,449	106,883	(7.0%)	(2.7%)
Wholesale and Other	9,735	11,215	(13.2%)		18,912	21,969	(13.9%)
Total Consolidated Electric Sales – Electric Utilities and Infrastructure	60,114	64,485	(6.8%)		118,361	128,852	(8.1%)

Average Number of Customers (Electric)
Residential	7,229,773	7,104,616	1.8%		7,214,598	7,089,954	1.8%
General Service	1,036,272	1,038,653	(0.2%)		1,036,183	1,036,420	—%
Industrial	16,173	16,348	(1.1%)		16,220	16,371	(0.9%)
Other Energy Sales	24,175	24,409	(1.0%)		24,202	24,416	(0.9%)
Total Retail Customers	8,306,393	8,184,026	1.5%		8,291,203	8,167,161	1.5%
Wholesale and Other	53	37	43.2%		49	38	28.9%
Total Average Number of Customers – Electric Utilities and Infrastructure	8,306,446	8,184,063	1.5%		8,291,252	8,167,199	1.5%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	6,343	10,013	(36.7%)		12,717	19,755	(35.6%)
Nuclear	19,139	17,826	7.4%		36,866	35,993	2.4%
Hydro	574	542	5.9%		1,382	1,132	22.1%
Natural Gas and Oil	20,998	20,594	2.0%		41,847	42,796	(2.2%)
Renewable Energy	811	706	14.9%		1,373	1,134	21.1%
Total Generation(d)	47,865	49,681	(3.7%)		94,185	100,810	(6.6%)
Purchased Power and Net Interchange(e)	15,438	17,866	(13.6%)		30,404	32,713	(7.1%)
Total Sources of Energy	63,303	67,547	(6.3%)		124,589	133,523	(6.7%)
Less: Line Loss and Other	3,189	3,062	4.1%		6,228	4,671	33.3%
Total GWh Sources	60,114	64,485	(6.8%)		118,361	128,852	(8.1%)

Owned Megawatt (MW) Capacity(c)
Summer					50,239	49,789
Winter					53,154	53,015
Nuclear Capacity Factor (%)(f)					94	94

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Statistics reflect 100% of jointly owned stations.

Duke Energy Carolinas
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
June 2023

	Three Months Ended June 30,				Six Months Ended June 30,
	2023	2022	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2023	2022	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	5,806	6,308	(8.0%)		13,514	14,365	(5.9%)
General Service	6,990	7,195	(2.8%)		13,889	14,041	(1.1%)
Industrial	4,994	5,281	(5.4%)		9,704	10,264	(5.5%)
Other Energy Sales	69	75	(8.0%)		140	152	(7.9%)
Unbilled Sales	454	1,009	(55.0%)		(501)	1,244	(140.3%)
Total Retail Sales	18,313	19,868	(7.8%)	(2.7%)	36,746	40,066	(8.3%)	(3.3%)
Wholesale and Other	2,325	2,154	7.9%		4,811	4,505	6.8%
Total Consolidated Electric Sales – Duke Energy Carolinas	20,638	22,022	(6.3%)		41,557	44,571	(6.8%)

Average Number of Customers
Residential	2,420,581	2,371,493	2.1%		2,413,982	2,366,535	2.0%
General Service	399,721	401,994	(0.6%)		399,756	401,098	(0.3%)
Industrial	6,075	6,059	0.3%		6,085	6,057	0.5%
Other Energy Sales	11,227	11,247	(0.2%)		11,227	11,247	(0.2%)
Total Retail Customers	2,837,604	2,790,793	1.7%		2,831,050	2,784,937	1.7%
Wholesale and Other	31	17	82.4%		27	17	58.8%
Total Average Number of Customers – Duke Energy Carolinas	2,837,635	2,790,810	1.7%		2,831,077	2,784,954	1.7%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	1,554	2,209	(29.7%)		2,933	4,597	(36.2%)
Nuclear	11,335	10,099	12.2%		21,931	21,246	3.2%
Hydro	283	299	(5.4%)		763	637	19.8%
Natural Gas and Oil	5,769	6,066	(4.9%)		12,421	12,305	0.9%
Renewable Energy	96	152	(36.8%)		164	246	(33.3%)
Total Generation(d)	19,037	18,825	1.1%		38,212	39,031	(2.1%)
Purchased Power and Net Interchange(e)	2,339	3,917	(40.3%)		5,257	6,923	(24.1%)
Total Sources of Energy	21,376	22,742	(6.0%)		43,469	45,954	(5.4%)
Less: Line Loss and Other	738	720	2.5%		1,912	1,383	38.3%
Total GWh Sources	20,638	22,022	(6.3%)		41,557	44,571	(6.8%)

Owned MW Capacity(c)
Summer					19,620	19,491
Winter					20,439	20,350
Nuclear Capacity Factor (%)(f)					93	94

Heating and Cooling Degree Days
Actual
Heating Degree Days	206	182	13.2%		1,458	1,795	(18.8%)
Cooling Degree Days	331	590	(43.9%)		347	600	(42.2%)

Variance from Normal
Heating Degree Days	(3.4%)	(13.4%)			(24.6%)	(6.9%)
Cooling Degree Days	(33.6%)	17.4%			(31.4%)	17.8%

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Statistics reflect 100% of jointly owned stations.

Duke Energy Progress
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
June 2023

	Three Months Ended June 30,				Six Months Ended June 30,
	2023	2022	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2023	2022	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	3,617	3,964	(8.8%)		8,463	9,197	(8.0%)
General Service	3,459	3,672	(5.8%)		6,898	7,468	(7.6%)
Industrial	2,497	2,593	(3.7%)		4,848	5,727	(15.3%)
Other Energy Sales	21	34	(38.2%)		43	46	(6.5%)
Unbilled Sales	241	318	(24.2%)		(491)	(296)	(65.9%)
Total Retail Sales	9,835	10,581	(7.1%)	(2.2%)	19,761	22,142	(10.8%)	(5.2%)
Wholesale and Other	5,619	6,334	(11.3%)		11,038	12,742	(13.4%)
Total Consolidated Electric Sales – Duke Energy Progress	15,454	16,915	(8.6%)		30,799	34,884	(11.7%)

Average Number of Customers
Residential	1,460,240	1,430,619	2.1%		1,455,819	1,427,896	2.0%
General Service	247,323	249,109	(0.7%)		247,549	248,315	(0.3%)
Industrial	3,303	3,325	(0.7%)		3,307	3,331	(0.7%)
Other Energy Sales	2,498	2,563	(2.5%)		2,508	2,567	(2.3%)
Total Retail Customers	1,713,364	1,685,616	1.6%		1,709,183	1,682,109	1.6%
Wholesale and Other	9	8	12.5%		8	8	—%
Total Average Number of Customers – Duke Energy Progress	1,713,373	1,685,624	1.6%		1,709,191	1,682,117	1.6%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	709	1,972	(64.0%)		1,457	3,744	(61.1%)
Nuclear	7,804	7,727	1.0%		14,935	14,747	1.3%
Hydro	179	171	4.7%		433	396	9.3%
Natural Gas and Oil	4,663	4,441	5.0%		10,389	11,189	(7.1%)
Renewable Energy	74	82	(9.8%)		129	134	(3.7%)
Total Generation(d)	13,429	14,393	(6.7%)		27,343	30,210	(9.5%)
Purchased Power and Net Interchange(e)	2,632	2,978	(11.6%)		4,554	5,068	(10.1%)
Total Sources of Energy	16,061	17,371	(7.5%)		31,897	35,278	(9.6%)
Less: Line Loss and Other	607	456	33.1%		1,098	394	178.7%
Total GWh Sources	15,454	16,915	(8.6%)		30,799	34,884	(11.7%)

Owned MW Capacity(c)
Summer					12,519	12,464
Winter					13,618	13,605
Nuclear Capacity Factor (%)(f)					96	95

Heating and Cooling Degree Days
Actual
Heating Degree Days	131	151	(13.2%)		1,194	1,604	(25.6%)
Cooling Degree Days	467	677	(31.0%)		499	705	(29.2%)

Variance from Normal
Heating Degree Days	(26.9%)	(15.1%)			(32.5%)	(8.9%)
Cooling Degree Days	(15.2%)	22.3%			(11.3%)	24.8%

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Statistics reflect 100% of jointly owned stations.

Duke Energy Florida
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
June 2023

	Three Months Ended June 30,				Six Months Ended June 30,
	2023	2022	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2023	2022	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	5,365	5,367	—%		9,858	9,894	(0.4%)
General Service	3,895	3,891	0.1%		7,302	7,236	0.9%
Industrial	870	962	(9.6%)		1,690	1,767	(4.4%)
Other Energy Sales	8	8	—%		16	17	(5.9%)
Unbilled Sales	599	753	—%		460	1,199	(61.6%)
Total Retail Sales	10,737	10,981	(2.2%)	(0.5%)	19,326	20,113	(3.9%)	(2.5%)
Wholesale and Other	663	1,359	(51.2%)		1,064	2,129	(50.0%)
Total Electric Sales – Duke Energy Florida	11,400	12,340	(7.6%)		20,390	22,242	(8.3%)

Average Number of Customers
Residential	1,747,307	1,715,895	1.8%		1,744,077	1,713,661	1.8%
General Service	209,034	207,626	0.7%		208,839	207,380	0.7%
Industrial	1,783	1,881	(5.2%)		1,798	1,894	(5.1%)
Other Energy Sales	3,684	3,751	(1.8%)		3,694	3,757	(1.7%)
Total Retail Customers	1,961,808	1,929,153	1.7%		1,958,408	1,926,692	1.6%
Wholesale and Other	8	8	—%		9	9	—%
Total Average Number of Customers – Duke Energy Florida	1,961,816	1,929,161	1.7%		1,958,417	1,926,701	1.6%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	1,003	1,360	(26.3%)		1,511	2,183	(30.8%)
Natural Gas and Oil	9,242	9,179	0.7%		16,883	17,143	(1.5%)
Renewable Energy	632	463	36.5%		1,066	742	43.7%
Total Generation(d)	10,877	11,002	(1.1%)		19,460	20,068	(3.0%)
Purchased Power and Net Interchange(e)	872	1,609	(45.8%)		1,586	2,214	(28.4%)
Total Sources of Energy	11,749	12,611	(6.8%)		21,046	22,282	(5.5%)
Less: Line Loss and Other	349	271	28.8%		656	40	1,540.0%
Total GWh Sources	11,400	12,340	(7.6%)		20,390	22,242	(8.3%)

Owned MW Capacity(c)
Summer					10,677	10,412
Winter					11,152	11,115

Heating and Cooling Degree Days
Actual
Heating Degree Days	—	4	(100.0%)		178	301	(40.9%)
Cooling Degree Days	1,134	1,188	(4.5%)		1,531	1,481	3.4%

Variance from Normal
Heating Degree Days	(100.0%)	(55.1%)			(53.4%)	(19.4%)
Cooling Degree Days	7.7%	12.8%			22.5%	18.1%

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.

Duke Energy Ohio
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
June 2023

	Three Months Ended June 30,				Six Months Ended June 30,
	2023	2022	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2023	2022	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	1,849	1,964	(5.9%)		4,176	4,425	(5.6%)
General Service	2,143	1,717	24.8%		4,254	3,868	10.0%
Industrial	1,300	959	35.6%		2,684	2,255	19.0%
Other Energy Sales	23	13	76.9%		58	39	48.7%
Unbilled Sales	261	747	(65.1%)		11	644	(98.3%)
Total Retail Sales	5,576	5,400	3.3%	8.6%	11,183	11,231	(0.4%)	4.3%
Wholesale and Other	119	164	(27.4%)		155	330	(53.0%)
Total Electric Sales – Duke Energy Ohio	5,695	5,564	2.4%		11,338	11,561	(1.9%)

Average Number of Customers
Residential	822,304	815,709	0.8%		822,206	812,995	1.1%
General Service	74,723	74,631	0.1%		74,646	74,442	0.3%
Industrial	2,364	2,419	(2.3%)		2,379	2,423	(1.8%)
Other Energy Sales	2,844	2,840	0.1%		2,840	2,829	0.4%
Total Retail Customers	902,235	895,599	0.7%		902,071	892,689	1.1%
Wholesale and Other	1	1	—%		1	1	—%
Total Average Number of Customers – Duke Energy Ohio	902,236	895,600	0.7%		902,072	892,690	1.1%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	536	792	(32.3%)		992	1,690	(41.3%)
Natural Gas and Oil	71	19	273.7%		82	24	241.7%
Total Generation(d)	607	811	(25.2%)		1,074	1,714	(37.3%)
Purchased Power and Net Interchange(e)	5,890	5,869	0.4%		11,645	11,698	(0.5%)
Total Sources of Energy	6,497	6,680	(2.7%)		12,719	13,412	(5.2%)
Less: Line Loss and Other	802	1,116	(28.1%)		1,381	1,851	(25.4%)
Total GWh Sources	5,695	5,564	2.4%		11,338	11,561	(1.9%)

Owned MW Capacity(c)
Summer					1,076	1,076
Winter					1,164	1,164

Heating and Cooling Degree Days
Actual
Heating Degree Days	433	440	(1.6%)		2,530	2,959	(14.5%)
Cooling Degree Days	244	411	(40.6%)		244	411	(40.6%)

Variance from Normal
Heating Degree Days	(4.0%)	(0.8%)			(16.1%)	(1.6%)
Cooling Degree Days	(26.1%)	22.9%			(26.7%)	21.8%

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.

Duke Energy Indiana
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
June 2023

	Three Months Ended June 30,				Six Months Ended June 30,
	2023	2022	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2023	2022	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	1,846	1,991	(7.3%)		4,340	4,742	(8.5%)
General Service	1,891	1,974	(4.2%)		3,800	3,889	(2.3%)
Industrial	2,256	1,920	17.5%		4,837	4,203	15.1%
Other Energy Sales	16	13	23.1%		33	26	26.9%
Unbilled Sales	(91)	542	(116.8%)		(577)	471	(222.5%)
Total Retail Sales	5,918	6,440	(8.1%)	(5.1%)	12,433	13,331	(6.7%)	(3.1%)
Wholesale and Other	1,009	1,204	(16.2%)		1,844	2,263	(18.5%)
Total Electric Sales – Duke Energy Indiana	6,927	7,644	(9.4%)		14,277	15,594	(8.4%)

Average Number of Customers
Residential	779,341	770,900	1.1%		778,514	768,867	1.3%
General Service	105,471	105,293	0.2%		105,393	105,185	0.2%
Industrial	2,648	2,664	(0.6%)		2,651	2,666	(0.6%)
Other Energy Sales	3,922	4,008	(2.1%)		3,933	4,016	(2.1%)
Total Retail Customers	891,382	882,865	1.0%		890,491	880,734	1.1%
Wholesale and Other	4	3	33.3%		4	3	33.3%
Total Average Number of Customers – Duke Energy Indiana	891,386	882,868	1.0%		890,495	880,737	1.1%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	2,541	3,680	(31.0%)		5,824	7,541	(22.8%)
Hydro	112	72	55.6%		186	99	87.9%
Natural Gas and Oil	1,253	889	40.9%		2,072	2,135	(3.0%)
Renewable Energy	9	9	—%		14	12	16.7%
Total Generation(d)	3,915	4,650	(15.8%)		8,096	9,787	(17.3%)
Purchased Power and Net Interchange(e)	3,705	3,493	6.1%		7,362	6,810	8.1%
Total Sources of Energy	7,620	8,143	(6.4%)		15,458	16,597	(6.9%)
Less: Line Loss and Other	693	499	38.9%		1,181	1,003	17.7%
Total GWh Sources	6,927	7,644	(9.4%)		14,277	15,594	(8.4%)

Owned MW Capacity(c)
Summer					6,347	6,346
Winter					6,781	6,781

Heating and Cooling Degree Days
Actual
Heating Degree Days	471	499	(5.6%)		2,770	3,297	(16.0%)
Cooling Degree Days	297	417	(28.8%)		297	417	(28.8%)

Variance from Normal
Heating Degree Days	(3.9%)	1.8%			(14.6%)	1.8%
Cooling Degree Days	(12.3%)	24.4%			(13.0%)	23.3%

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.

Gas Utilities and Infrastructure
Quarterly Highlights
June 2023

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	% Inc. (Dec.)	2023	2022	% Inc. (Dec.)
Total Sales
Piedmont Natural Gas Local Distribution Company (LDC) throughput (dekatherms)(a)	122,238,056	126,530,274	(3.4%)	283,701,849	306,717,375	(7.5%)
Duke Energy Midwest LDC throughput (Mcf)	13,908,430	16,571,611	(16.1%)	45,910,155	53,817,683	(14.7%)

Average Number of Customers – Piedmont Natural Gas
Residential	1,055,561	1,039,928	1.5%	1,055,632	1,039,641	1.5%
Commercial	107,157	106,391	0.7%	107,322	106,628	0.7%
Industrial	955	957	(0.2%)	955	957	(0.2%)
Power Generation	19	19	—%	19	19	—%
Total Average Number of Gas Customers – Piedmont Natural Gas	1,163,692	1,147,295	1.4%	1,163,928	1,147,245	1.5%

Average Number of Customers – Duke Energy Midwest
Residential	517,405	515,240	0.4%	518,454	515,298	0.6%
General Service	34,131	34,516	(1.1%)	34,743	34,843	(0.3%)
Industrial	1,736	1,492	16.4%	1,725	1,561	10.5%
Other	116	103	12.6%	116	118	(1.7%)
Total Average Number of Gas Customers – Duke Energy Midwest	553,388	551,351	0.4%	555,038	551,820	0.6%
(a)    Piedmont has a margin decoupling mechanism in North Carolina, weather normalization mechanisms in South Carolina and Tennessee and fixed-price contracts with most power generation customers that significantly eliminate the impact of throughput changes on earnings. Duke Energy Ohio's rate design also serves to offset this impact.